EXHIBIT 99.2

[GOAMERICA LOGO]                                                 [HANDS ON LOGO]


                                                        Filed by GoAmerica, Inc.
                                                  Pursuant to Rule 425 under the
                                Securities Act of 1933 and deemed filed pursuant
                           to Rule 14a-12 of the Securities Exchange Act of 1934

                                                Subject Company: GoAmerica, Inc.
                                                    Commission File No.: 0-29359

CONTACTS:

Alan Katz
Cubitt Jacobs & Prosek
212-279-3115 ext. 211
alan@cjpcom.com

Amy Bonetti
Big Mouth Communications
Tel:  (415) 384-0900
Email:  amy@bigmouthpr.com


                   GOAMERICA AND HANDS ON TO COMBINE IN MERGER

 Strengthens Shared Focus on Bringing Down Communications Barriers Between Deaf,
                    Hard-of-Hearing and Hearing Individuals

HACKENSACK,  NJ, AND ROCKLIN,  CA -- July 6, 2005 --  GoAmerica,  Inc.  (NASDAQ:
GOAM), a leading provider of wireless and Internet relay communications services for the deaf and hard-of-hearing market, and Hands On, a leading provider of video relay and interpreter services for the deaf and hard-of-hearing market, today announced they have entered into a definitive merger agreement. Under the terms of the agreement approved by both boards of directors, Hands On shareholders will receive an amount of GoAmerica shares approximately equal to the number of GoAmerica shares outstanding immediately prior to closing. Completion of the transaction is subject to shareholder approval by the shareholders of both companies and other customary closing conditions. The principal shareholders of Hands On have agreed to vote their shares in favor of the merger.

"Hands On's video relay and interpreting services are perfect strategic complements to our current business" said Dan Luis, CEO of GoAmerica. "Text, audio and video communication technologies continue to converge and this merger will position us to blend these technologies into new services designed to provide greater communications accessibility for deaf and hard-of-hearing consumers."

"Having deaf parents, relatives and friends, I've had a lifelong passion to overcome communications barriers between the deaf, hard-of-hearing, and hearing worlds," said Ronald Obray, President of Hands On. "GoAmerica shares our passion. With our combined financial, technical and human resources, we will be able to enhance our existing services and bring to market new and innovative services that will change the way we all communicate."

In addition to joining GoAmerica's Board of Directors, Obray will remain the President of Hands On and will report to Luis. GoAmerica's headquarters will remain in Hackensack, New Jersey with the Hands On subsidiary operating from its current location in Rocklin, California.

According to the American Speech Language and Hearing Association, there are an estimated 28 million consumers in the United States who are deaf or hard-of-hearing. The merger will allow the combined company to address the growing demand for services such as: video, Internet and wireless relay services; wireless and Internet subscription services; and interpreting services.

Completion of the  transaction  is expected in the fourth  quarter of 2005.  For
more     information,     please     visit     the     following     web    site
http://www.goamerica.com/merger.

ABOUT COMMUNICATIONS RELAY SERVICES

Established by the Americans with Disabilities Act of 1990, telecommunication relay services facilitate communication between deaf, hard-of-hearing, speech-disabled callers, and hearing recipients through an operator. A deaf, hard-of-hearing, or speech disabled caller can communicate his or her message using written English in text form, or using American Sign Language in video form.

Text calls, called "Internet relay," can be placed using a Web-enabled computer or wireless handheld device. The deaf caller connects to an operator, the operator calls the voice number, and then verbally speaks the text message typed by the caller to the hearing recipient.

Video calls, called "Video Relay Service" are placed using a dedicated video phone or a Web-enabled computer equipped with video capability. The deaf, hard-of-hearing, or speech-disabled caller connects to a certified sign-language interpreter, the interpreter calls the voice number, and then verbally interprets the message signed by the caller to the hearing recipient.

While Internet relay provides users with greater flexibility to communicate either online or wirelessly, video relay enables deaf, hard-of-hearing, or speech-disabled callers to communicate in their natural, visual language and enjoy a more natural communication flow.

ABOUT GOAMERICA

GoAmerica provides a wide range of wireless, relay and prepaid communications services, customized for people who are deaf, hard-of-hearing or speech impaired. The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet relay by visiting http://www.i711.com.

ABOUT HANDS ON

Hands On is a leader in providing sign language interpreting and video relay services to people who are deaf or hard-of-hearing. The company has been serving the needs of the deaf and hard-of-hearing community since 1992. For more information, visit www.hovrs.com or www.handsonsvs.com.

SAFE HARBOR

The statements contained in this news release that are not based on historical fact (particularly those concerning what we hope to achieve by the merger with Hands On) are "forward-looking statements" that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to those of GoAmerica including: (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies, including Hands On (if the merger is closed); (viii) our ability to generate revenue growth;
(ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (x) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange
Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica" and "WyndTell" are registered trademarks of GoAmerica. "i711", "i711.com", and "Clear Mobile" are trademarks, and "Relay and Beyond" is a service mark of GoAmerica. Other names may be trademarks of their respective owners.

ADDITIONAL INFORMATION

      GoAmerica, Inc. plans to file a Registration Statement on SEC Form S-4 in connection with the merger with Hands On and the parties expect to mail a Proxy Statement/Prospectus to their shareholders containing information about the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT GOAMERICA, HANDS ON, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov. In addition to the Registration Statement and the Proxy Statement/Prospectus, GoAmerica files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by GoAmerica at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. GoAmerica's filings with the SEC also are available to the public at the web site maintained by the SEC at http//www.sec.gov. Hands On, its directors, executive officers and certain members of management and employees may be soliciting proxies from Hands On's shareholders in favor of the adoption of the merger and the merger agreement. GoAmerica, its directors, executive officers, and certain members of management and employees may be soliciting proxies from GoAmerica's shareholders to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement. A description of any interests that Hands On's directors and executive officers, or that GoAmerica's directors and executive officers, have in the merger will be available in the Proxy Statement/Prospectus. This press release does not constitute an offer of any securities for sale.

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